UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 27, 2012

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2012, the Board of Directors of Franklin Covey Co. (the Company) approved Amended and Restated Bylaws (the Amended Bylaws) of the Company effective as of that date.  The primary purpose of the Amended Bylaws was to bring the Company’s prior bylaws in conformity with current Utah corporate law and to reflect recent general trends in corporate governance.  Significant changes in the Amended Bylaws include the following items.

1.
Section 2.2 – Business at an Annual Meeting of Shareholders:  This is a new provision to establish an advance notice procedure that must be followed by shareholders in order to bring business before an annual meeting of shareholders.  Shareholders must provide advance notice along with certain information relating to any business they propose to bring before an annual meeting of shareholders or the matter will not be brought before the annual meeting.

2.
Section 2.3 – Special Meetings:  This is a new provision to establish an advance notice procedure for shareholders desiring to demand special meetings of shareholders.  The provision requires shareholders to request that the Board of Directors set a record date to determine which shareholders are entitled to demand a special shareholders meeting.

3.
Section 2.15 – Shareholder Actions Without a Meeting:  This provision relates to actions by written consent of the shareholders without a meeting and requires that, prior to acting by written consent, shareholders must request that the Board of Directors set a record date to determine the minimum number of votes that would be needed to authorize an action by written consent.

4.
Section 3.2 – Nomination of Directors:  This new section establishes an advance notice procedure that shareholders must follow in order to nominate directors.  This amendment requires shareholders to provide advance notice of any director nominations along with certain information relating to the nominee and nominating shareholder.

5.
Article 4 – Committees:  This new article authorizes the board of directors to form committees and discusses the procedure, meetings, and quorum requirements for these committees.  This article allows the board to form executive, audit, compensation, nominating, and other committees consistent with Utah law and various public company requirements.

6.	Article 5 – Officers: This article updates the Company’s prior bylaw provision to reflect the Company’s current officer leadership structure and to be consistent with Utah law.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the complete text of the Amended Bylaws, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on January 27, 2012.  For more information on the following proposals, refer to the Company’s proxy statement filed with the Securities and Exchange Commission on December 22, 2011, the relevant portions of which are incorporated herein by reference.  The matters voted on and the results of the votes are as follows:

1.	The following nominees for Director were elected. Each person elected will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
Clayton M. Christensen	9,356,153	1,814,908	4,763,775
Robert H. Daines	9,100,529	2,070,532	4,763,775
E.J. “Jake” Garn	9,342,300	1,828,761	4,763,775
Dennis G. Heiner	9,350,313	1,820,748	4,763,775
Donald J. McNamara	9,328,798	1,842,263	4,763,775
Joel C. Peterson	9,326,018	1,845,043	4,763,775
E. Kay Stepp	9,350,243	1,820,818	4,763,775
Robert A. Whitman	9,350,046	1,821,015	4,763,775

2.
The advisory vote for the approval of executive compensation as described and presented in the Compensation Discussion and Analysis of the Company’s Proxy Statement was approved with 10,654,213 votes in favor, 456,199 votes against, and 60,649 abstentions.  The number of broker non-votes was 4,763,775.

3.
The advisory vote on the frequency of the advisory vote on executive compensation had 10,056,457 votes for every year, 64,459 votes for every two years, 881,499 votes for every three years, and 168,646 abstentions.  The number of broker non-votes was 4,763,775.

In accordance with the voting results for this item, the Company’s Board of Directors determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted every year, until the next shareholder vote on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company.

4.
The ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 31, 2012 was approved with 15,518,520 votes cast in favor, 146,112 votes against, and 270,204 abstentions.  There were no broker non-votes for this proposal.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	3.1	Amended and Restated Bylaws of Franklin Covey Co. dated January 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	January 31, 2012	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer